Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
of
Lightstone Value Plus Real Estate Investment Trust, Inc.
Pursuant to the Offer to Purchase
dated June 15, 2020
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, JULY 24, 2020 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.
Holders of Shares desiring to tender their Shares should complete and sign this Letter of Transmittal and forward it to the Depositary at the address or facsimile number set forth below. Instructions for completing this Letter of Transmittal are included herein, and a pre-addressed envelope to the Depositary is provided herewith.
IMPORTANT: If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal that do not conform to the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and the signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Shares as soon as possible to find out its deadline.
The Depositary for the Offer is:
DST Systems, Inc.
By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Lightstone REIT C/O DST Systems, Inc. PO Box 219002 Kansas City, MO 64121-9002	(855) 368-2326	Lightstone REIT C/O DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105
For Confirmation Only Telephone:
(888) 808-7348
If you have any questions or need assistance in completing the Letter of Transmittal, please contact Lightstone Value Plus Real Estate Investment Trust, Inc. C/O DST Systems, Inc. Attn: Investor Services, PO Box 219002, Kansas City, MO 64121-9002, Toll Free:(888) 808-7348, Fax:(855) 368-2326.
Delivery of this Letter of Transmittal or any other required documents to the Depositary to an address other than the one set forth above or transmission of instruction via facsimile other than as set forth above does not constitute valid delivery.

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS
Capitalized terms used herein and not defined shall have the meanings given to them in the Offer to Purchase up to 225,000 Shares of Common Stock of Lightstone Value Plus Real Estate Investment Trust, Inc. dated July 24, 2020, as it may be amended from time to time (the “Offer to Purchase”).
Ladies and Gentlemen:
The undersigned (“Assignor” or the “undersigned”) hereby tenders to Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (“the “Trust”), the number of the undersigned’s shares of Common Stock of the Trust (the “Shares”) specified below at a price of $5.00 per Share, net to the Assignor in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). Unless extended or withdrawn, the Offer, proration period and withdrawal rights will expire at 11:59 p.m. Eastern Time, on July 24, 2020 (the “Expiration Date”).
Stockholders of the Trust (“Stockholders”) who tender their Shares hereunder will not be obligated to pay transfer fees, brokerage fees, or commissions on the sale of the Shares.
Subject to and effective upon acceptance for payment of and payment for the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Trust all right, title and interest in and to all of the Shares tendered hereby, subject to the proration provisions of the Offer, including, without limitation, all rights in, and claims to, any voting rights, profits and losses, cash distributions made or declared with a record date after the Expiration Date and other benefits of any nature whatsoever distributable or allocable to such tendered Shares under the Trust’s charter (as amended, restated or otherwise modified from time to time).
Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Trust, all right, title and interest in and to all the Shares that are being tendered hereby and irrevocably constitutes and appoints DST Systems, Inc. (the “Depositary”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such Shares, to (a) transfer ownership of such Shares on the account books maintained by the Trust’s registrar, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Trust, (b) present such Shares for cancellation and transfer on the Trust’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.
The undersigned hereby represents and warrants for the benefit of the Trust and the Depositary that the undersigned owns the Shares tendered hereby and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby and that when the same are accepted for payment by the Trust, the Trust will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Shares will not be subject to any adverse claims and that the transfer and assignment contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations. The undersigned further represents and warrants that the undersigned is a “United States person,” as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended. Upon request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Trust to be necessary or desirable to complete the assignment, transfer and purchase of Shares tendered hereby and otherwise in order to complete the transactions and transfers to the Trust and the Depositary contemplated in this Letter of Transmittal.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Trust within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Trust within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Trust that (a) the undersigned has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (b) such tender of Shares complies with Rule 14e-4.
The undersigned understands that a tender of Shares pursuant to the procedures described in “Procedure for Tendering Shares — Section 4” of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and the Trust upon the terms and subject to the conditions of the Offer. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Trust. The Trust will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Trust encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.

SIGN HERE TO TENDER YOUR SHARES
The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified below pursuant to the terms of the Offer.
Account No.	Tax ID/SSN
PLEASE PRINT YOUR NAME(S) in the following space:

Phone No.
Email
Capacity (Full Title)
☐ Tender all Shares	☐ Tender only	Shares
If no indication is given, all Shares owned of record by the Stockholder will be deemed tendered
Special Payment Instruction: Not applicable for Shares registered in the name of a custodian, brokerage controlled account or other nominee. To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the undersigned or if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s). If no instruction is completed, a check will be mailed to the Address of Record.
Issue Check to:
Mailing Address:
Social Security or Tax ID #
(In addition, complete W9 form)
Signature(s) of Stockholder
X	Date
X	Date
Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Trust’s records. If signature is by an officer of a corporation, Attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity (Full Title)” and see Instruction 6.
Signature(s) of Custodian/Broker (if applicable)
X
GUARANTEE OF SIGNATURE(S) If Required–See Instruction 1
Authorized Signature:
Name:
Name of Firm:

INSTRUCTIONS
to
LETTER OF TRANSMITTAL
for
LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
Forming Part of Terms and Conditions of the Offer
1.  Guarantee of Signatures. No signature guarantee is required if the Letter of Transmittal is signed by the registered Stockholder of the Shares tendered therewith and the Stockholder has not completed the box captioned “Special Payment Instructions”. If one or more Shares is registered in the name of the person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the person executing the Letter of Transmittal, or if payment is to be made to a person other than the registered Stockholder, then this Letter of Transmittal must be guaranteed by an eligible guarantor institution.
2.  Delivery of Letter of Transmittal. The Letter of Transmittal is to be completed by all Stockholders who wish to tender Shares in response to the Offer. For a Stockholder validly to tender Shares, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), along with any required signature guarantees and any other required documents, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date.
THE LETTER OF TRANSMITTAL OR FACSIMILE COPY THEREOF (TOGETHER WITH
ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE. THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.
No alternative, conditional or contingent tenders will be accepted. All tendering Stockholders, by execution of the Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Stockholder or waived by the Trust. The Trust will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. The Trust encourages tendering Stockholders to submit tender material as early as possible, so that such Stockholders will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See Section 2 of the Offer to Purchase and the Instructions to the Letter of Transmittal for additional details regarding the procedures for properly tendering Shares.
3.  Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, additional information may be provided on a separate signed schedule attached hereto.
4.  Minimum Tenders. A Stockholder may tender any or all of his, her or its Shares in whole or in part.
5.  Odd Lots. Complete the Odd-Lot Certification Form if you own less than 100 Shares (an “Odd Lot Holder”). Even if the Offer to Purchase is oversubscribed, we first will purchase all Shares tendered by any Odd Lot Holder who properly completes the enclosed Letter of Transmittal, and does not subsequently properly withdraw, all Shares owned (beneficially or of record) by that Odd Lot Holder. Tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference. See Section 1 of the Offer to Purchase and the paragraph in that section headed “Odd Lots” for additional details.
6.  Signatures on Letter of Transmittal. If the Letter of Transmittal is signed by the registered Stockholder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the records of the Trust without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more joint holders, all such holders must sign the Letter of Transmittal.
If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal which do not conform with the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and the signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Shares as soon as possible to find out its deadline.
If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee.
7.  Special Payment and Delivery Instructions. Unless otherwise indicated under “Special Payment Instructions,” the check for the purchase price of any Shares purchased will be issued in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” the check for the purchase price of any Shares purchased will be mailed to the undersigned at the address shown below the undersigned’s signature(s). Payment for custodial and Brokerage-controlled accounts will be sent directly to the custodian or Broker named on the account.
The undersigned recognizes that the Trust has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if the Trust does not accept for payment any of the Shares so tendered. If a check is to be issued in the name(s) of a person(s) other than the undersigned or if a check is to be mailed to someone other than the undersigned or to an address other than that shown on the Letter of Transmittal, signature guarantees are required. See Section 1.
8.  Waiver of Conditions. The Trust expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.
9.  Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained from, Lightstone Value Plus Real Estate Investment Trust, Inc. C/O DST Systems, Inc. Attn: Investor Services, PO Box 219002, Kansas City, MO 64121-9002, Toll Free:(888) 808-7348, Fax: (855) 368-2326.
10.  Validity of the Letter of Transmittal. The Trust will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and the Trust’s determination shall be final and binding. The Trust reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Trust, the Depositary nor any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.
Questions and requests for assistance may be directed to The Lightstone Group at its address and telephone number listed below. Additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be obtained by contacting Lightstone Value Plus Real Estate Investment Trust, Inc. C/O DST Systems, Inc. Attn: Investor Services, PO Box 219002, Kansas City, MO 64121-9002, Toll Free:(888) 808-7348, Fax: (855) 368-2326 and will be furnished promptly at the Trust’s expense. You may also contact your own advisor for assistance concerning this Offer.
The Information Agent for the Offer is: The Lightstone Group
C/O DST Systems, Inc.
Attn: Investor Services
PO Box 219002, Kansas City, MO 64121-9002
Toll Free: (888) 808-7348
Fax: (855) 368-2326